SETTLEMENT AGREEMENT AND GENERAL RELEASE

The following is a Settlement Agreement and General Release (the "Agreement") by and among THE SMALL BUSINESS COMPANY, INC. (hereafter referred to as "SBCO") and, DAVID LARSON (hereafter referred to as “LARSON”, regarding any and all past and present known and unknown claims and disputes (and their future effects) that have arisen or could arise out of the events described in the recitals below. SBCO and LARSON may be collectively referred to herein as the "PARTIES".

For the purposes of this Agreement, the PARTIES addresses of record are 674 Via de la Valle, Ste. 226, Solana Beach, CA 92075.

Definitions

“Effective date” shall mean “effective date” shall mean that all of the transactions contemplated herein, including but not limited to those related to the issuance of stock pursuant to the terms of this Agreement will have occurred on or before June 30, 2008.

Recitals

A. SBCO is a corporation duly formed, existing, and operating in good standing under the laws of the State of Delaware.

B. On or about January 1, 2008, LARSON and SBCO entered into a written note by which LARSON lent SBCO aggregate sums totaling forty thousand dollars ($40,000.00). Specifically, LARSON’S payments to SBCO occurred on:

- January 29, 2008 for $10,000
- February 14, 2008 for $20,000
- March 31, 2008 for $10,000

The note is attached to this settlement agreement and incorporated herein by reference. The terms of the note provided that SBCO would repay LARSON the principal and interest on demand. LARSON has made demand upon SBCO for repayment of the note in both principal and interest. SBCO offered to pay LARSON, in lieu of cash, restricted stock as satisfaction of both the principal and interest owed by SBCO. LARSON is amenable to this resolution, and the PARTIES agree that the acceptable price per share for this restricted stock issuance shall be two cents [$0.02] per share.

C. The PARTIES, having negotiated in good faith, with a view to resolve the claims of LARSON without formal mediation, arbitration or litigation, agree to the following.

Incorporation of Recitals

1. The contents of the Recitals above are incorporated herein by reference as though fully set out. The PARTIES waive any rules of construction making the Recitals inapplicable in construing or enforcing this Agreement.

Terms and Conditions

2. Settlement Amount. After this Agreement is signed by all the PARTIES, SBCO agrees to take action by resolution of its board of directors to [1] formally accept the terms of this Agreement; and, [2] direct its transfer agent to issue two million [2,000,000] shares of restricted common stock in SBCO as full and final payment to LARSON for all sums of interest and principal due and payable to him under the note.

4. Release of Claims. In further consideration of the mutual covenants hereto, and except as otherwise provided herein, the PARTIES agree on behalf of themselves their heirs, executors, administrators, successors, agents, employees, officers, and board members as the case may be, to irrevocably and unconditionally release and forever discharge each and the other, their agents, directors, officers, employees, representatives, insurance carriers, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, insurance carriers, and attorneys of such divisions, subsidiaries, and affiliates), and their predecessors, successors, heirs, executors, administrators, and assigns, and all persons acting by, through, under, or in concert with any of them (collectively "Releasees"), of and from any and all claims, actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, known or unknown, in law or equity, arising out of the facts contained in the Recitals [incorporated by reference herein as though fully set out], as well as any other claims based on constitutional, statutory, common law, or regulatory grounds.

5. Limitation of Waiver, Future Suits and Proceedings. Except as provided for herein, the PARTIES promise not to institute any future suits or proceedings at law or in equity or any administrative proceedings against each and the other for or on account of any claim or cause of action arising out of the facts in the Recitals herein [incorporated by reference as though fully set out].

6. Disclaimer of Liability and Future References. This General Release and Settlement Agreement does not constitute and shall not be construed as an admission of liability or wrongdoing by any party, its agents, employees, or successors, with respect to any claims asserted by LARSON.

7. Full Knowledge and Volition; Civil Code §1542 Waiver. This is intended, as a full and complete release and discharge of any or all claims that LARSON may or might have or had against SBCO, and in accepting said sum and stated terms and conditions LARSON does so in full settlement, release and discharge of any and all such claims, and intends to and does hereby release and discharge SBCO of and from any and all liability of any nature whatsoever for all claims arising out of the Recitals herein, specifically including, but not limited to, all contract and consequential damages to LARSON on account of said events alleged in the Recitals, as well as for all consequences, effects and results thereto and resulting damages to LARSON, whether the same or any circumstances pertaining thereto are now known or unknown to LARSON or anyone else, expected or unexpected by LARSON or anyone else, or have already appeared or developed or may now be latent or may in the future appear or develop or become known to LARSON or anyone else, and all rights under Section 1542 of the Civil Code of the State of California are hereby expressly waived by LARSON, who understands, and has had the opportunity to meet and confer with counsel of his choice as to the effects of waiving Section 1542, that said Section provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

8. Resolution of All Claims. LARSON acknowledges and understands that this Agreement specifically includes and resolves any and all claims that he may individually have against SBCO regarding the subject matter hereof.

9. Materiality of All Conditions and Obligations. Except as otherwise expressly provided in this agreement the PARTIES understand and acknowledge that all of the conditions and obligations in this Agreement are material and that the non-occurrence or breach of any such condition or obligation by a party is not allowed and shall result in the other party being entitled to assert any and all rights it may have in law or equity.

10. Complete Agreement. This General Release and Settlement Agreement contains the entire Agreement between LARSON and SBCO and there is no agreement on the part of either PARTY to do any act or thing other than as expressly stated in this Agreement. There will also be no modifications or amendments to this Agreement unless they are in writing, signed by all of the PARTIES.

11. Counterpart Originals. This Agreement may be signed in counterparts and facsimile signatures are agreed to be as effective as the original for purposes of this Agreement. It is also agreed by the PARTIES that counterpart signatures, once collected and exchanged unilaterally, shall all be collectively construed to be a complete document when combined with other counterpart signatures.

12. Governing Law; Jurisdiction. This Agreement shall be construed and enforced under California law. The PARTIES agree that the Superior Court for the State of California, County of San Diego, shall have jurisdiction over any dispute arising over the terms, conditions, application or interpretation of this Agreement. Should any legal dispute between the PARTIES arise, and legal action is commenced, then the prevailing party to any such litigation shall recover, as an element of costs, their reasonable attorney fees.

13. Corporate Authority. All necessary corporate action has been taken to enter into this Agreement and comply with its terms. The corporate and other business entities who execute this Agreement on behalf of the PARTIES have complete and sole authority to enter into this Agreement on behalf of their respective entities.

14. Notices; Delivery. Any covenants herein requiring SBCO to deliver stock certificates to LARSON shall be made to 674 Via de la Valle, Ste. 226, Solana Beach, CA 92075.

15. ACKNOWLEDGMENT. THE PARTIES ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ THIS GENERAL RELEASE AND SETTLEMENT AGREEMENT AND UNDERSTAND ITS CONTENTS AND CONSEQUENCES; THAT EACH HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF CHOICE; THAT LARSON UNDERSTANDS THE EFFECT OF HIS WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542; THAT THE ONLY PROMISES MADE TO LARSON TO SIGN THIS AGREEMENT ARE THOSE STATED IN THE AGREEMENT; THAT LARSON HAS HAD SUFFICIENT TIME TO REVIEW THIS AGREEMENT; AND, THAT LARSON IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITHOUT ANY COERCION, OR DURESS. LARSON ALSO ACKNOWLEDGES THAT HE HAS NOT RELIED ON ANY REPRESENTATIONS, PROMISES, OR AGREEMENT OF ANY KIND MADE TO HIM IN CONNECTION WITH HIS DECISION TO ACCEPT THE SETTLEMENT EXCEPT THOSE SET FORTH IN THIS DOCUMENT.

"LARSON”
“DAVID LARSON"

By:		Dated: JUNE 1, 2008
DAVID LARSON

"SBCO”
“THE SMALL BUSINESS COMPANY, INC."

By:	Dated: June 1, 2008
THE SMALL BUSINESS COMPANY, INC.
By: [Printed Name]: _______________________________
Position: ________________________________________